UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2025

NU RIDE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38821	83-2533239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, 19th Floor

New York, New York 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 202-2200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2025, Nu Ride, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”), at which stockholders approved, among other things, an amendment to the 2020 Equity Incentive Plan to increase the number of shares of Class A common stock reserved for awards under such plan by 1,000,000 shares (as amended, the “Amended Plan”). A description of the Amended Plan is included in the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 30, 2025 (the “Proxy Statement”), which description is incorporated herein by reference. Such description does not purport to be complete, and is qualified in its entirety by reference to the Amended Plan, a copy of which is attached hereto as Exhibit 10.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2025 Annual Meeting, the stockholders approved an amendment to the Company’s Third amended and Restated Certificate of Incorporation (the “NOL Protective Amendment”), effective December 15, 2025, to (i) provide that the restrictions included in the NOL Protective Provisions apply to transactions involving any person or group of persons that is or as a result of such a transaction would become a 4.75% stockholder (i.e., would beneficially own, directly or indirectly, 4.75% or more of all issued and outstanding (x) capital stock of the Company, (y) common stock of the Company or (z) preferred stock of the Company), (ii) extend the expiration of the NOL Protective Provisions for a ten-year period after the 2025 Annual Meeting, (iii) extend the period of time in which existing 4.75% stockholders are restricted from selling Company securities for a ten-year period and (iv) clarify that the purported transferee in any prohibited transfer shall be deemed to hold the shares involved in the prohibited transfer as agent for the purported transferor and the purported transferor shall be deemed to hold the consideration received for the shares involved in the prohibited transfer as agent for the purported transferee. A description of the NOL Protective Amendment is included in the Proxy Statement, which description is incorporated herein by reference. Such description does not purport to be complete, and is qualified in its entirety by reference to the NOL Protective Amendment, a copy of which is attached hereto as Exhibit 3.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 11, 2025, the Company held its 2025 Annual Meeting. The final voting results for each of the matters submitted to a stockholder vote at the 2025 Annual Meeting are set forth below:

1.	The stockholders elected one Class I director to serve a three-year term until the Company’s 2028 annual meeting of stockholders and until his successor is duly elected and qualified or his earlier resignation or removal, based on the following voting results:

Director	For	Against	Abstentions	Broker Non-Votes
Neil Weiner	4,845,182	0	455,681	4,029,305

2.	The stockholders ratified the selection of BDO USA, P.C. as the Company’s independent auditors for the year ending December 31, 2025, based on the following voting results.

For	Against	Abstentions	Broker Non-Votes
9,077,028	205,590	47,550	0

3.	The stockholders approved the Amended Plan, based on the following voting results:

For	Against	Abstentions	Broker Non-Votes
4,661,008	620,077	19,778	4,029,305

4.	The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, based on the following voting results:

For	Against	Abstentions	Broker Non-Votes
5,109,842	171,558	19,463	4,029,305

5.	The stockholders approved, on a non-binding advisory basis, a frequency of three years for future advisory votes on the compensation of the Company’s named executive officers

1 YEAR	2 YEARS	3 YEARS	Abstentions	Broker Non-Votes
2,265,173	45,749	2,965,833	24,108	4,029,305

6.	The stockholders approved the NOL Protective Amendment, based on the following voting results:

For	Against	Absentions	Broker Non-Votes
4,829,618	454,758	16,487	4,029,305

Item 9.01 Financial Statements and Exhibits.

3.1	Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation of Nu Ride Inc.

10.1	Nu Ride Inc. Amended and Restated 2020 Equity Incentive Plan, as amended

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU RIDE INC.

	By:	/s/ Alexander Matina
	Name:	Alexander Matina
Date: December 16, 2025	Title:	Chief Executive Officer